EXHIBIT 99.1
[PRESS RELEASE]
FOR IMMEDIATE RELEASE
EMAGEON FILES QUARTERLY REPORT
BIRMINGHAM, Ala., August 11, 2008 — Emageon Inc. (Nasdaq: EMAG) earlier today filed with the Securities and Exchange Commission its quarterly report on Form 10-Q for the second quarter ended June 30, 2008. Investors are encouraged to review this document carefully, including the discussion of additional risks and uncertainties to which the Company is subject and the information regarding a charge for impairment of certain intangible assets.
As previously announced, the Strategic Alternatives Committee of the Company’s Board of Directors is pursuing a broad mandate to consider all strategic alternatives for the Company, including a sale of the company. This process remains ongoing at this time. Given the ongoing investigation of strategic alternatives, the Company is at this time withdrawing all previously issued financial guidance for 2008, which guidance should no longer be relied upon, and will not provide financial guidance for the remainder of 2008.
Forward Looking Statements.
This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, risks associated with its ongoing investigation of strategic alternatives, the risk that it may not compete successfully against larger competitors, risks associated with the cyclical nature of its industry and changes in economic conditions in general, risks associated with its history of operating losses, risks associated with changes in its primary market for PACS radiology systems and the decline in PACS radiology system sales orders, risks associated with fluctuations in its quarterly operating results, risks associated with the decline in the market price of its common stock, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food & Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10- K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on March 17, 2008, and the Company’s Form 10-Q for the quarter ended June 30, 2008, which was filed with the Securities and Exchange Commission on August 11, 2008.
Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon.
Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuite™, HeartSuite™ and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity, and provide better service to physicians. For more information, please visit www.emageon.com.
CONTACT:
John W. Wilhoite, CFO, Emageon, +1-205-259-2831
Susan Noonan,The SAN Group, LLC, +1-212-966-3650
Web site: http://www.emageon.com
(EMAG)
SOURCE Emageon Inc.